EXHIBIT 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 15, 1998, except for Note 10 as to which the date is February 20, 1998, in the Registration Statement (Form S-1 No.
333-       ) to be filed on or about September 18, 1998 and related Prospectus of RCN Corporation for the registration of 396,442 shares of RCN Corporation's Common Stock.

Vienna, Virginia                        /s/ Ernst & Young LLP
September 18, 1998